Exhibit 99.1

Ryman Hospitality Properties, Inc. Successfully Completes Refinancing of $700 Million Revolving Credit Facility and Increases Size to $850 Million

NASHVILLE, Tenn. (January 28, 2026) – Ryman Hospitality Properties, Inc. (NYSE: RHP), a leading lodging and hospitality real estate investment trust (“REIT”) that specializes in upscale convention center resorts and leading entertainment experiences, today successfully refinanced its revolving credit facility, increasing the size from $700 million to $850 million and extending the maturity from May 2027 to January 2030. The amended revolving credit facility (“Revolver”) maintained the same pricing, and other terms of the Agreement are largely similar to the Company’s previous credit facility agreement.

Mark Fioravanti, President and Chief Executive Officer of Ryman Hospitality Properties, commented, “We appreciate our bank group’s ongoing support in upsizing our revolver to reflect our Company’s significant growth. This refinancing strengthens our balance sheet through enhanced liquidity and extended maturity as we continue to execute our long-term growth strategy.”

Additional Transaction Details

Led by Wells Fargo, the Company refinanced its existing revolver, extending its maturity from 2027 to 2030, with the option to extend the maturity date for a maximum of one additional year through either (i) a single 12-month extension option or (ii) two individual 6-month extensions. The Company also increased the total capacity of the revolver from $700 million to $850 million, along with certain other modifications. Pricing will continue to be determined by a leverage-based pricing grid ranging from 140 to 200 basis points over, at our election, Term SOFR or Daily Simple SOFR. The revolver was undrawn at closing.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a leading lodging and hospitality real estate investment trust that specializes in upscale convention center resorts and entertainment experiences. The Company’s holdings include Gaylord Opryland Resort & Convention Center; Gaylord Palms Resort & Convention Center; Gaylord Texan Resort & Convention Center; Gaylord National Resort & Convention Center; and Gaylord Rockies Resort & Convention Center, five of the top seven largest non-gaming convention center hotels in the United States based on total indoor meeting space. The Company also owns the JW Marriott Phoenix Desert Ridge Resort & Spa and JW Marriott San Antonio Hill Country Resort & Spa as well as two ancillary hotels adjacent to our Gaylord Hotels properties. The Company’s hotel portfolio is managed by Marriott International and includes a combined total of 12,364 rooms as well as more than 3 million square feet of total indoor and outdoor meeting space in top convention and leisure destinations across the country. RHP also owns an approximate 70% controlling ownership interest in Opry Entertainment Group (“OEG”), which is composed of entities owning a growing collection of iconic and emerging country music brands, including the Grand Ole Opry; Ryman Auditorium; WSM 650 AM; Ole Red; Category 10; Nashville-area attractions; Block 21, a mixed-use entertainment, lodging, office and retail complex, including the W Austin Hotel and the ACL Live at the Moody Theater, located in downtown Austin, Texas; and a majority interest in Southern Entertainment, a leading festival and events business. RHP operates OEG as its Entertainment segment in a taxable REIT subsidiary, and its results are consolidated in the Company’s financial results.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including, but not limited to, risks associated with the future performance of the Company’s business, anticipated financial results for the Company during future periods, the Company’s ability to pay dividends, and the Board of Directors’ ability to alter the dividend policy at any time. Other factors that could cause actual results to differ from the Company’s beliefs and expectations are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (SEC) and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and subsequent filings. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Investor Relations Contacts:

Mark Fioravanti, President and Chief Executive Officer
(615) 316-6588
mfioravanti@rymanhp.com

Jennifer Hutcheson, Chief Financial Officer
(615) 316-6320
jhutcheson@rymanhp.com

Sarah Martin, Vice President, Investor Relations
(615) 316-6011
sarah.martin@rymanhp.com	Media Contact: Shannon Sullivan, Vice President, Corporate and Brand Communications (615) 316-6725 ssullivan@rymanhp.com